Exhibit 10.9

PROGENITY, INC.

NEW HIRE EMPLOYEE NOTICE OF GRANT OF STOCK OPTION

(2021 Inducement Plan)

The Participant has been granted an option (the “Option”) to purchase certain shares of stock of Progenity, Inc. (the “Company”) pursuant to the Progenity, Inc. 2021 Inducement Plan (the “Plan”), as follows:

Participant:
Date of Grant:
Grant Number:
Number of Options:
Exercise Price:
Vesting Commencement Date:	One year after the Date of Grant above
Option Expiration Date:	The date ten (10) years after the Date of Grant
Tax Status of Option:	Nonstatutory Stock Option
Vesting Schedule:	Except as provided in the Stock Option Agreement, the number of Vested Options (disregarding any resulting fractional share) as of any date is determined as follows:

Subject to Participant’s Continuous Service, 12/48 (25%) vests and becomes exercisable on the Vesting Commencement Date, and 1/48 vests and becomes exercisable each calendar month thereafter for the next 36 months.

By acknowledging and agreeing to the terms of your online grant package, the Company and the Participant agree that the Option is governed by this Grant Notice, the provisions of the Plan and the Stock Option Agreement, which are attached to and made a part of this Grant Notice. The Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, this Grant Notice, the Stock Option Agreement and the Plan, (b) acknowledges and agrees to all of the terms and conditions of the Option as set forth in this Grant Notice, the Stock Option Agreement and the Plan, including the tax withholding provisions set forth at Section 3.4 of the Stock Option Agreement, and hereby authorizes the Company to withhold from the Participant’s compensation in accordance with Section 3.4(b), (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Grant Notice, the Stock Option Agreement or the Plan, and (d) consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

If you have any questions, please contact the Company by e-mail at stockadministration@progenity.com.